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Exhibit  10.7

Dear Bill,
Congratulations! We are thrilled to invite you to join our Board of Directors as an independent director and Audit
Committee Chair, marking the beginning of an exciting journey with us as we prepare for a potential initial public offering (“IPO”). Your appointment will be effective January 11, 2026, subject to (i) final approval by the Board, (ii)
completion of customary independence, conflicts, and diligence processes, and (iii) your execution of the Company’s directors and officers (“D&O”) questionnaire.
Role & Expectations
As Audit Committee Chair, you will work closely with the Board, management, internal finance leadership, and
Entrata’s independent auditors to provide oversight of:
•Financial reporting, risk management, cybersecurity, compliance, and ethics programs
•Internal financial controls and processes
•The external auditor relationship including appointment, compensation, the audit plan, audit quality, and auditor independence
•Pre-IPO readiness items (including governance, financial policies, and public-company controls maturation)
•Quarterly and annual required filings including 10-Qs and 10-Ks, as well as financial reporting requirements post-IPO
You will coordinate with Silver Lake and the broader Board of Directors, and will have access to members of management as needed to fulfill committee responsibilities. The anticipated time commitment includes regular Board meetings, Audit Committee meetings, and reasonable ad hoc sessions in connection with the IPO readiness process and quarterly/year-end reporting cycles.
Compensation
In consideration for your Board and Audit Committee Chair service, you will receive the following compensation (the
“Director Compensation”):
•You will receive $1,000,000 in time-based RSUs in a Pre-IPO grant. Time-based RSUs vest over three years with 33.33% vesting after one year and then 8.33% per quarter thereafter. In addition to time vesting, full vesting of time-based RSUs is contingent on (i) occurrence of a Liquidity Event (change of control or
IPO) and (ii) continued service through such Liquidity Event. If you leave prior to a Liquidity Event and are considered a “good leaver”, your RSUs which were time-vested as of the date of termination fully vest at the
Liquidity Event. If you cease to be a Director following the Liquidity Event but before the three-year time-
based vesting schedule is fully satisfied, the RSUs which are not time-vested at such termination will be immediately forfeited. On a good leaver termination, the value of time-vested RSUs shall be capped at the value of common stock at the time service ceases
•Compensation prior to the completion of an IPO will be entirely in equity. At a future date, following an
IPO, we will evaluate our compensation program, including cash-based retainers as well as eligibility to participate in an annual equity program.
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Independence; Conflicts; Background Checks
Your appointment and continued service are conditioned on your ability to satisfy applicable independence requirements (including those expected to apply in connection with a future IPO), as determined by the Board in good faith. You agree to promptly disclose any actual or potential conflicts of interest and to comply with the Company’s policies regarding related-party transactions.
This offer is contingent upon successful completion of customary background and diligence checks and receipt of satisfactory references, as determined by the Company at its discretion. This letter encapsulates the entirety of our offer. Verbal or written agreements, promises, or representations not explicitly stated in this offer are non-binding upon Entrata.
We are excited about the possibility of you joining us at Entrata.  Your acceptance will mark the beginning of an exciting journey as part of our team.
Sincerely,
Adam Edmunds
Chief Executive Officer
I accept your offer to join the Board of Directors as Audit Committee Chair. I understand that my role is “at will” and that either you or I can terminate the relationship at any time, for any reason. No verbal contracts or commitments have been made concerning my appointment.
I acknowledge that I may have, before my service with Entrata, engaged in discussions and received documents with confidential and proprietary information of the previous companies I have worked for, with the understanding that I would preserve its confidentiality. I acknowledge that I will comply with my continuing obligations to protect the confidential and proprietary information of any past employer. Entrata respects these confidential matters and I agree not to disclose to anyone at Entrata the confidential and proprietary information which belongs to another company. I acknowledge that failure to comply with any confidentiality agreement with a prior employer is grounds for disciplinary action, up to and including immediate termination.

/s/ William Koefoed

Signature

1/11/2026

Date